CGG S.A.

and

the Guarantors named herein

6 1⁄2% SENIOR NOTES DUE 2021

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 22, 2017

THE BANK OF NEW YORK MELLON

Trustee

This THIRD SUPPLEMENTAL INDENTURE, dated as of February 22, 2017, is among CGG S.A., a société anonyme incorporated in France and registered at the Paris commercial register under number 969 202 241 (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and The Bank of New York Mellon, as Trustee.

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of May 31, 2011 (the “Original Indenture”), as amended by a First Supplemental Indenture dated as of May 31, 2012 and a Second Supplemental Indenture dated as of January 7, 2016, each of which was executed in order for the Additional Guarantors named therein to execute and deliver a guarantee (the Original Indenture, together with such Supplemental Indentures, the “Indenture”), pursuant to which the Company has originally issued $650,000,000 and $58,554,000 in principal amount of 6 1⁄2% Senior Notes due 2021 (the “Notes”); and

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors, any other obligor under the Notes and the Trustee may amend certain sections of the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding; and

WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding have consented to the amendments effected by this Fifth Supplemental Indenture; and

WHEREAS, the Company and the Guarantors desire to amend certain provisions of the Indenture and to ratify and confirm the Indenture and the Guarantors desire to become parties to the previous Supplemental Indentures to the extent not already parties thereto, as set forth in Articles 2 and 3 hereof; and

WHEREAS, the Guarantors intend to execute a new notation of Subsidiary Guarantee to comply with Sections 9.01 and 10.02 of the Indenture, which Section 9.01(f) provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to execute a guarantee without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

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ARTICLE 1

Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

ARTICLE 2

Section 2.01. The following additions are hereby made in Section 1.01 of the Indenture: ““French Revolving Facility” means the revolving credit facility in an initial principal amount of $325 million under the Company’s senior secured French-law revolving facility agreement dated July 31, 2013, as last amended and restated pursuant to an amendment and restatement agreement dated February 4, 2016, and as further amended and/or restated from time to time.”;

““MAH Appointment” means the taking of any corporate action or other steps or the opening of proceedings by the Company or any Restricted Subsidiaries for the appointment of a mandataire ad hoc in accordance with articles L.611-3 and L.611-15 to L.611-16 of the French Code de commerce; to the extent that (i) such proceedings are started on or prior to July 31, 2017 and no such proceedings shall be continuing after February 28, 2018 and (ii) any such proceedings are opened by the Company only following the receipt of all consents or waivers required in connection with such action in respect of any Relevant Financial Indebtedness.”;

““Nordic Facility” means the $250 million term and revolving facilities agreement, dated July 1, 2013, as amended and restated on December 16, 2014, and as may be further amended from time to time, entered into between, among others, CGG Geo Vessels AS, as borrower, and Nordea Bank Finland Plc, London Branch, as administrative agent and as security agent.”;

““Relevant Financial Indebtedness” means Indebtedness of any member of the Group outstanding under any of the following: (a) the French Revolving Facility; (b) the U.S. Revolving Facility; (c) the Nordic Facility; or (d) the Term Loan B Facility.”;

““Term Loan B Facility” means the $342 million term loan facility under the Company’s term loan credit agreement dated November 19, 2015, as amended and/or restated from time to time.”; and

““U.S. Revolving Facility” means the revolving credit facility in an initial principal amount of $165 million under the Company’s senior secured credit agreement dated July 15, 2013, as last amended and restated pursuant to an amendment and restatement agreement dated January 10, 2016 (as amended on February 4, 2016), and as further amended and/or restated from time to time.”.

Section 2.02. Clause (k) of Section 6.01 of the Indenture is hereby amended and restated in its entirety as follows:

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“SECTION 6.01 EVENTS OF DEFAULT

An “Event of Default” occurs if:

[…]

(k)	the Company or any Significant Subsidiary takes any corporate action or other steps are taken or legal proceedings are started under applicable bankruptcy laws for its redressement judiciaire, liquidation judiciaire, réglement amiable or other winding-up, dissolution, administration or reorganization (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a mandataire ad hoc, administrateur provisoire, mandataire liquidateur, conciliateur or other liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets, other than an action, legal proceeding or other step on vexatious or frivolous grounds or which is withdrawn or discharged within 40 days (provided that, notwithstanding anything herein to the contrary, an MAH Appointment shall not constitute a Default or an Event of Default under this Section 6.01(k)); or”.

SECTION 2.03. The following provisions are hereby added under a new Section 4.24:

“SECTION 4.24 INFORMATION UNDERTAKINGS

The Company hereby undertakes to:

(a)	by January 31, 2017, cooperate and to take all steps as may be reasonably required of the Company so that an independent business review covering a financial review of the budget for the fiscal year 2017 and the business plan up to the fiscal year 2019 and an illustrative recovery analysis in respect of the Company and its consolidated group is made available by PricewaterhouseCoopers LLP to those beneficial owners of Notes and their advisers who have signed non-disclosure agreements in a form satisfactory to the Company (acting reasonably) and any hold-harmless letters required by PricewaterhouseCoopers LLP, it being acknowledged and agreed that the Company cannot procure that PricewaterhouseCoopers LLP makes available such independent business review to such beneficial owners of Notes;

(b)	deliver to those beneficial owners of Notes and their advisers who have signed non- disclosure agreements in a form satisfactory to the Company (acting reasonably) the business plan in respect of the Company and its consolidated group for the next three-year period in a form approved by the Company’s Board of Directors;

(c)	by the date such plan is delivered to the lenders under the French Revolving Facility and the U.S. Revolving Facility, deliver to those beneficial owners of Notes and their advisers who have signed non-disclosure agreements in a form satisfactory to the Company (acting reasonably), subject to a cleansing mechanism to be separately agreed by the Company and the advisers of the beneficial owners of Notes, a plan addressing the capital structure constraints of the Company and its consolidated group approved by the Company’s Board of Directors;

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(d)	provide access to meetings or calls with those beneficial owners of Notes and their advisers who have signed non-disclosure agreements in a form satisfactory to the Company (acting reasonably), subject to a cleansing mechanism to be separately agreed by the Company and the advisers of the beneficial owners of Notes, to discuss overall progress in respect of the capital structure constraints of the Company and its consolidated group no less than every two weeks; and

(e)	deliver to the Trustee within five Business Days of the end of each calendar month written confirmation as to whether the aggregate amount of cash, Cash Equivalents and the amount under committed credit facilities which is available to be drawn by the Company and the members of its consolidated group is greater than $175,000,000 (or its equivalent in other currencies) as at the end of each calendar month.”.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture, and the Guarantors hereby become parties to the previous Supplemental Indentures to the extent not already parties thereto.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

The Company and each Guarantor each represents and warrants to the Trustee that this Third Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

The Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution (by any party other than the Trustee) or sufficiency of this Third Supplemental Indenture and makes no representation with respect thereto.

Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS THIRD SUPPLEMENTAL INDENTURE.

Section 3.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

CGG S.A.

By	/s/ Jean-Georges Malcor
	Name:	Jean-Georges Malcor
	Title:	CEO

[signature page to Third Supplemental Indenture (2021 Notes)]

THE GUARANTORS

CGG HOLDING B.V.

By	/s/ Beatrice Place-Faget
	Name:	Beatrice Place-Faget
	Title:	Managing Director

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG MARINE B.V.

By	/s/ Agatha Cottin
	Name:	Agatha Cottin
	Title:	Managing Director

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG MARINE RESOURCES NORGE AS

By	/s/ Marianne Lefdal
	Name:	Marianne Lefdal
	Title:	Chairman of the Board of Directors

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG HOLDING (U.S.) INC.

By	/s/ Vincent Thielen
	Name:	Vincent Thielen
	Title:	SVP Treasurer

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG SERVICES (U.S.) INC.

By	/s/ Vincent Thielen
	Name:	Vincent Thielen
	Title:	SVP Treasurer

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG LAND (U.S.) INC.

By	/s/ Vincent Thielen
	Name:	Vincent Thielen
	Title:	SVP

[signature page to Third Supplemental Indenture (2021 Notes)]

VIKING MARITIME INC.

By	/s/ Vincent Thielen
	Name:	Vincent Thielen
	Title:	SVP Treasurer

[signature page to Third Supplemental Indenture (2021 Notes)]

ALITHEIA RESOURCES INC.

By	/s/ Vincent Thielen
	Name:	Vincent Thielen
	Title:	SVP Treasurer

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG CANADA SERVICES LTD.

By	/s/ Meng Meng Wang
	Name:	Meng Meng Wang
	Title:	Secretary and Treasurer

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG HOLDING I (UK) LIMITED

By	/s/ S. Boast
	Name:	S. Boast
	Title:	Director

[signature page to Third Supplemental Indenture (2021 Notes)]

CGG HOLDING II (UK) LIMITED

By	/s/ S. Boast
	Name:	S. Boast
	Title:	Director

[signature page to Third Supplemental Indenture (2021 Notes)]

SERCEL, INC.

By	/s/ Pascal Rouiller
	Name:	Pascal Rouiller
	Title:	CEO

[signature page to Third Supplemental Indenture (2021 Notes)]

SERCEL-GRC CORP.

By	/s/ Richard Kelly
	Name:	Richard Kelly
	Title:	Treasurer & Company Secretary

[signature page to Third Supplemental Indenture (2021 Notes)]

SERCEL CANADA LTD.

By	/s/ Pascal Rouiller
	Name:	Pascal Rouiller
	Title:	President

[signature page to Third Supplemental Indenture (2021 Notes)]

Executed in accordance with section 127

of the Corporations Act 2001 by SERCEL

AUSTRALIA PTY LTD:

/s/ Pascal Rouiller	/s/ Valérie Féry-Norris
Director Signature	Director Signature

Pascal Rouiller	Valérie Féry-Norris
Print Name	Print Name

[signature page to Third Supplemental Indenture (2021 Notes)]

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

[signature page to Third Supplemental Indenture (2021 Notes)]